UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

American Home Food Products, Inc.

(Formerly Novex Systems, International, Inc.)

(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): August 15, 2007

New York	0-26112	41-1759882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West 37th Street, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 239-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Universal under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

American Home Foods Products, Inc., a New York corporation (“AHFP” or “the Company"), hereby amends its Current Report on Form 8-K filed August 15, 2007, to include the required financial statements relating to the acquisition by AHF Acquisition Corporation (“AHF”), a wholly-owned subsidiary of the Company, of all the interests in Artisanal Cheese, LLC (“Artisanal”) held by the members of Artisanal, as described in such Current Report, by providing the financial statements and pro forma financial information included herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

Attached hereto are the required financial statements related to the acquisition.

(b)	Pro Forma Financial Information:

Attached hereto is the required pro forma financial information related to the acquisition.

Table of Contents

(a) Historical financial statements of the business acquired (Artisanal Cheese, LLC)

As of and for the year ended December 31, 2006 and 2005
Independent Auditors’ Report
Balance Sheets
Statement of Operations
Statements of Members’ Equity (Deficit)
Cash Flow Statements
Notes to Financial Statements

(b) Pro Forma Combined Financial Information

Introduction

Pro Forma Combined Balance Sheet at May 31, 2007 and related notes thereto.

Pro Forma Combined Statement of Operations for the year ended May 31, 2007 and related notes thereto.

Artisanal Cheese, LLC
Financial Statements

Years Ended December 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members

Artisanal Cheese, LLC

New York, New York

We have audited the accompanying balance sheets of Artisanal Cheese, LLC as of December 31, 2006 and 2005 and the related statements of operations, members’ equity (deficit) and cash flows for each of the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artisanal Cheese, LLC at December 31, 2006 and 2005 and the results of its operations and its cash flows for each of the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that Artisanal Cheese, LLC will continue as a going concern.  As more fully described in Note 2, the Company has incurred recurring operating losses and will have to obtain additional capital to sustain operations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP

Sherb & Co., LLP

New York, New York

December 12, 2007

ARTISANAL CHEESE, LLC
BALANCE SHEETS
As of December 31,

	2006	2005

Assets

Cash	$142,703	$218,333
Accounts Receivable	607,914	540,844
Accounts Receivable, Related Parties	400,013	177,581
Inventories	308,226	345,440
Prepaid Expenses and Other Current Assets	8,703	32,336

Total Current Assets	1,467,559	1,314,534

Property and Equipment (less accumulated depreciation of $719,643 in 2006 and $570,015 in 2005)	919,276	1,068,904
Other Assets	24,787	24,787

Total Assets	$2,411,622	$2,408,225

Liabilities and Members’ Equity (Deficit)

Accounts Payable	$875,290	$786,232
Debt Due to Related Parties	239,500	267,131
Accrued Management Fee to Related Party	655,561	51,880
Advances by Related Parties	635,892	741,051
Deferred Revenue	147,619	81,563
Accrued Expenses and Other Current Liabilities	22,306	4,810

Total Current Liabilities	2,576,168	1,932,667

Members’ Equity (Deficit)

Members’ contributions	2,572,650	2,572,650
Accumulated Deficit	(2,737,196)	(2,097,092)

Total Members’ (Deficit	(164,546)	475,558

Total Liabilities & Members’ (Deficit)	$2,411,622	$2,408,225

See Notes to Financial Statements

ARTISANAL CHEESE, LLC
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31,

	2006	2005

Sales	$5,879,072	$5,018,576

Cost of Goods Sold	3,426,176	3,089,192

Gross Profit	2,452,896	1,929,384

Selling, General & Administrative	2,905,848	2,163,751
Depreciation	149,628	186,465

Loss Before Other Income and Expenses	(602,580)	(420,832)
Other Income/(Expenses)
Interest (Expense)	(34,730)	(16,269)
Other Income	48,058	31,692
Other (Expenses)	(50,852)	—

Total Other Income/(Expense)	(37,524)	15,423

Net Loss	$(640,104)	$(405,409)

See Notes to Financial Statements

ARTISANAL CHEESE, LLC
STATEMENT OF MEMBERS’ EQUITY(DEFICIT)
YEARS ENDED DECEMBER 31, 2006 and 2005

	Members’ Contributions	Accumulated Deficit	Total Members’ Equity (Deficit)

Balance, December 31, 2004	$2,324,200	$(1,691,683)	$632,517

Net loss	—	(405,409)	(405,409)
Capital Contribution	248,450	—	248,450

Balance, December 31, 2005	$2,572,650	(2,097,092)	475,558

Net loss	—	(640,104)	(640,104)

Balance, December 31, 2006	$2,572,650	$(2,737,196)	$(164,546)

See Notes to Financial Statements

ARTISANAL CHEESE, LLC
STATEMENTS OF CASH FLOWS
Years Ended December 31,

	2006	2005

Cash Flows From Operating Activities:
Net Loss	$(640,104)	$(405,409)

Adjustments to reconcile net income/(loss)to net cash provided by/(used in) operating activities:

Depreciation	149,628	186,465
Management Fee	618,681	—

Changes in assets and liabilities:
Accounts Receivable	(67,070)	151,842
Accounts Receivable, Related Parties	(222,432)	(177,581)
Inventories	37,214	(92,838)
Prepaid Expenses and Other Current Assets	23,633	(19,758)
Accounts Payable	89,058	192,147
Deferred Revenue	66,056	37,971
Accrued Expenses and Other Current Liabilities	2,496	(59,903)
Advances by Related Parties	(105,159)	(20,617)

Net cash provided by/(used in) operating activities:	(47,999)	(207,681)

Cash Flows From Investing Activities:
Purchase of Fixed Assets	—	(18,025)

Net cash provided by/(used in) investing activities:	—	(18,025)

Cash Flows From Financing Activities:
Repayment of Related Party Debt	(27,631)	—
Increase in Related Party Debt	—	63,877
Members’ Contribution	—	248,450

Net cash provided by/(used in) financing activities:	(27,631)	312,327

Net change in cash and cash equivalents	(75,630)	86,621
Cash and cash equivalents at beginning of period	218,333	131,712

Cash and cash equivalents at end of period	$142,703	$218,333

See Notes to Financial Statements and Supplemental Disclosures to Statements of Cash Flows

ARTISANAL CHEESE, LLC
Supplemental Disclosures to Statements of Cash Flows

	For Years Ended December 31,
	2006	2005

Cash Flow Information
Cash payments during the year for
Interest	$34,730	$16,269

Taxes	$—	$—

ARTISANAL CHEESE, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006, AND 2005

1. ORGANIZATION AND NATURE OF BUSINESS

Artisanal Cheese, LLC (“Artisanal” or the "Company") is a limited liability company organized pursuant to the New York Limited Liability Company Law. The Company distributes a proprietary brand of Artisanal Premium Cheese to fine food wholesalers, specialty food outlets, restaurants and through its catalogue and website at www.artisanalcheese.com. In August 2007 the members of Artisanal sold all their interests in the Company to AHF Acquisition Corporation (“AHF”), a wholly-owned subsidiary of American Home Food Products, Inc. See Note 14 - Subsequent Events.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the years ended December 31, 2006 and 2005, the Company incurred net losses and at December 31, 2006, has deficiencies in working capital and equity as well as negative cash flows.  These factors indicate that the Company may be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meets its obligations on a timely basis, to obtain additional financing as may be required and ultimately to attain profitable operations and positive cash flows. Additionally, the Company is in discussions to raise additional debt and equity financing. However, there can be no assurance that these efforts will be successful.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, receivables, prepaid expenses, accounts payable, accrued expenses and deferred revenue approximate fair value based on the short-term maturity of these instruments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. In establishing these estimates, the Company's management uses its judgment based on its knowledge of the situations and its historical experience in with similar matters.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents include investments in money market funds and are stated at cost, which approximates market value. Cash at times may exceed FDIC insurable limits.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Trade Accounts Receivable and Accounts Receivable – Related Party, Net

The Company's accounts receivable consist primarily of amounts due from the sale of its products. The Company records an allowance for doubtful accounts based on management’s estimate of collectibility of such trade receivables outstanding and writes off amounts which it deems to be uncollectible against the recorded allowance for doubtful accounts. The allowance for doubtful accounts represents an amount considered by management to be adequate to cover potential losses, if any. At December 31, 2005 and 2006, management believes all uncollectible amounts have been written off and accordingly the allowance for doubtful accounts at December 31, 2005 and 2006 was zero. Bad debt expense recorded for the years ended December 31, 2006 and 2005 was $75,832 and $35,248, respectively, and is included in general and administrative expense in the statements of operations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of trade receivables. The majority of the Company's trade receivables are from the sale of the Company’s products. One customer represented 27% and 34% of outstanding trade receivables as of December 31, 2006 and 2005, respectively.

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are carried at cost. Amounts incurred for repairs and maintenance are charged to operations in the period incurred. Depreciation is calculated on a straight-line basis over the following useful lives:

Equipment	3-5 years
Furniture and fixtures	5-7 years
Leasehold improvements	5-10 years
Software	2-5 years

Revenue Recognition

The Company recognizes revenues associated with the sale of its products at the time of delivery to customers and revenue associated with the performance of services at the time such services are provided.

Gift Certificates

The Company sells gift certificates through its website and through selected third parties. The Company does not charge administrative fees on unused gift cards and its gift cards do not have an expiration date. The Company recognizes income from gift certificates when: (i) the gift certificate is redeemed by the customer; or (ii) the likelihood of the gift certificate being redeemed by the customer is remote (“gift certificate breakage”) and it determines that it does not have a legal obligation to remit the value of unredeemed gift certificates to the relevant jurisdictions. Management determines its gift certificates breakage rate based upon historical redemption patterns.

Shipping and Handling Costs

Shipping and handling costs are included in cost of sales.

Advertising Costs

All advertising costs are expensed as incurred. Advertising expenses for the years ending December 31, 2006 and 2005 were $26,680 and $27, 640, respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Interest Expense

Interest expense relates to interest owed on the Company’s debt. Interest expense is recognized over the period the debt is outstanding at the stated interest rates.

Income Taxes

The Company is operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes. Accordingly, any income tax liability or benefit related to the operation of the Company accrues to the individual members of the Company (“Members”).

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose, at specified election dates, to measure eligible items at fair value (the “fair value option”). A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). Management is in the process of assessing if this statement will have a material impact on the Company’s financial statements once adopted.

In September 2006, the FASB issued SFAS No. 157. SFAS No.157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Early adoption is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management is in the process of assessing if this statement will have a material impact on the Company’s financial statements once adopted.

3.	ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at December 31,

	2006	2005
Wholesale	$331,983	$246,413
Catalog	259,610	282,705
Retail	7,975	—
Employees	8,346	11,726

Total	$607,914	$540,844

4.	ACCOUNTS RECEIVABLE – RELATED PARTIES

Accounts receivable to related parties consist of receivables for products sold to restaurants owned wholly or in part to members of Artisanal. Amounts owed by the restaurants consist of the following at December 31,

	2006	2005
Artisanal Restaurant	$314,944	$173,350
Picholine	85,069	4,231

Total	$400,013	$177,581

5.	INVENTORIES

Inventory consisted of the following at December 31,

	2006	2005
Cheese	$221,628	$247,625
Shipping and packaging materials	61,103	77,432
Accessories and books	25,495	20,383

Total	$308,226	$345,440

6.	FIXED ASSETS

Fixed assets consist of the following at December 31,

	2006	2005
Furniture and fixtures	$253,392	$253,392
Kitchen Equipment	155,252	155,252
Computer Equipment	95,869	95,869
Software & Web Design	5,279	5,279
Design Fees	51,539	51,539
Leasehold Improvement	1,077,588	1,077,588

	1,638,919	1,638,919
Less: Accumulated Depreciation	(719,643)	(570,015)

Fixed assets, net	$919,276	$1,068,904

Depreciation expense for the years ended December 31, 2006 and 2006 were $149,628 and $186,465, respectively.

7.	ACCRUED MANAGEMENT FEE TO RELATED PARTY

Accrued management fee represents the amount due to the managing member of the Company for services in the supervision, management and operation of the Company’s day-to-day affairs. The amount of the management fee was $618,681 and zero for years ended December 31, 2006 and 2005, respectively and have been included in general and administrative expense in the statements of operations.

8.	ADVANCES BY RELATED PARTIES

Amounts due to related parties consists of non-interest bearing advances for operating expenditures made either by management or restaurants owned wholly or in part to members of Artisanal. Amounts due to related parties consist of the following at December 31,

	2006	2005
George Faison	$—	$21,000
Picholine	245,522	321,617
Artisanal Restaurant	390,370	398,434

Total	$635,892	$741,051

9.	DEFERRED REVENUE

Deferred revenue consists of amounts received for gift certificates prior to their redemption, amounts received for the Company’s “Cheese of the Month” club which entitles the purchaser or their designee to receive a variety of the Company’s products monthly for a specified period of time or amounts received in advance of a presentation of a Company class or other service. Deferred revenue consists of the following as of December 31,

	2006	2005
Prepaid gift certificates	$84,057	$34,704
Prepaid clubs or classes	63,562	46,859

Total	$147,619	$81,563

10.	DEBT DUE TO RELATED PARTIES

Related Party consisted of the following as of December 31,

	2006	2005
Debt to a Member, bearing interest at 6.5% per annum, the Company has been making monthly payments of $1,000, due on demand	$239,500	$200,000
Debt to a related party, bearing interest at 12% per annum, with the Company made monthly payments of $11,189, paid in 2005	—	67,131

Total	$239,500	$267,131

11.	MEMBERS’ EQUITY

The Company is a limited liability company with two members. The general terms of the limited liability operating agreement are as follows:

(a)	One member has certain preferential distribution rights until their initial capital contributions have been returned in full.
(b)	No distribution will be paid or declared until the assets of the Company exceed liabilities.
(c)	Net profits and losses shall be allocated essentially based on membership interests.

12.	REVENUE

The Company receives revenues from the sale of its products, including fine quality cheese and related accessories and the presentation of educational classes, lectures and cheese related parties and events. The Company recorded revenue form the following sources for the years ended December 31,

	2006	2005
Wholesale	$2,767,740	$3,100,885
Related party	564,074	130,168
Events and Classes	485,899	324,336
Catalogs and Retail	1,241,492	720,871
Club Sales	312,478	245,196
Shipping and Handling	407,390	314,873
Books and Accessories	64,275	48,280
Other	35,724	133,966

	$5,879,072	$5,018,576

13.	COMMITMENTS AND CONTINGENCIES

Leases

The Company is obligated under a non-cancelable lease agreement for the rental of approximately 10,000 square feet of office space through July 2007 and for various pieces of office equipment through July 2007. The Company renewed the lease in July 2007 and it was subsequently assumed by AHF in connection with the acquisition of the Members’ interest in August 2007.

A portion of the rent expense for the years ended December 31, 2006 and 2005 was paid for by merchandise credits in the amounts of approximately $33,626 and $8,490, respectively.

The following is a schedule by fiscal year of future minimum rental payments required under operating leases as of December 31, 2006:

2007	$233,777
2008	221,127
2009	205,892
2010	191,030
2011	187,866
Thereafter	111,170

Total	$1,150,862

Rent expense included in selling, general and administrative expenses for the years ended December 31, 2006 and 2005 was $225,653 and $206,615, respectively.

Litigation

The Company is not a party to any litigation.

14.	SUBSEQUENT EVENTS

On August 15, 2007, the Members sold all of their all right, title and interest to 100% of the issued and outstanding membership interests of the Company to AHF. The selling price acquisition was approximately $4.4 million. Pursuant to the membership interest purchase agreement, AHF (i) paid $3,200,000 to the Members (ii) issued a note payable for $700,000 which bears no interest and is payable on or before November 14, 2007 to one of the Members; (iii) issued a note payable for $130,000 which bears interest at 5% per annum and is payable over a three year period ; (iv) issued a note payable for $370,000 which bears interest at 5% per annum and is payable over a three year period; and (v) issued a note payable to a Member for $228,000 payable in one year with payments due quarterly of $57,000 per quarter without interest, payable either in cash or product to one or more of the former Member’s restaurant establishments. As part of this transaction, AHF also entered into (vi) a five-year preferred vendor agreement with two restaurants which are affiliated with the Company; (vii) a five-year product development agreement with the same two restaurants; (viii) a trademark license agreement granting a royalty-free license to a Member, to utilize certain trademarks and names in connection with his restaurant establishments; (ix) a one-year consulting agreement with a Member; and (x) a transitional services agreement pursuant to which AHF shall receive equipment and non-equipment services for one year and comptroller services for four months. As part of this transaction, AHF also obtained from each of the Members a five-year non-competition agreement.

Page
FINANCIAL STATEMENTS

Pro Forma Combined Financial Statements Introduction (Unaudited)

Pro Forma Combined Balance Sheet (Unaudited)	20

Notes to Pro Forma Combined Balance Sheet (Unaudited)	21

Pro Forma Combined Statement of Operations for the year ended May 31, 2007 (Unaudited)	22

Notes to Pro Forma Combined Statement of Operations (Unaudited)	22

Pro Forma Combined Financial Statements

Introduction

(Unaudited)

The unaudited pro forma combined financial information presented herein gives effect to the purchase of Artisanal Cheese, LLC (“Artisanal”), by American Home Food Products, Inc. (“AHFP” or “the Company”) effective August 15, 2007.

The unaudited pro forma combined balance sheet data at May 31, 2007 combines the historical condensed consolidated balance sheet of AHFP as of May 31, 2007, and Artisanal’s balance sheet as of May 31, 2007. The pro forma adjustments to the balance sheet assume that the acquisition of Artisanal was consummated at the end of the period being presented.

The unaudited combined pro forma statement of operations data being presented for the year ended May 31, 2007 combines the historical consolidated statements of operations of AHFP for the twelve months ended May 31, 2007 and Artisanal’s statement of operations for the twelve months ended May 31, 2007. The pro forma adjustments to the combined pro forma statement of operations assume that the acquisition of Artisanal was consummated on June 1, 2006.

The pro forma adjustments to the unaudited combined statement of operations give effect to events which are directly attributable to the transactions, factually supportable and expected to have a continuing impact.

The unaudited pro forma combined financial statements are intended for information purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the acquisitions taken place as of the date or for the periods presented.

These unaudited pro forma combined financial statements should be read in conjunction with the financial statements, including the accompanying notes, of Artisanal which are attached, and the Company’s audited financial statements for the year ended May 31, 2007 and the notes thereto included in the Company's annual report on Form 10-KSB for the year ended May 31, 2007 filed on September 7, 2007.

Pro Forma Combined Balance Sheet
May 31, 2007
(Unaudited)

			Pro Forma Adjustments

	AHFP	Artisanal	Debits	Notes (1)	Credits	Notes	Pro Forma

ASSETS
CURRENT ASSETS
Cash	$18,159	$13,666	$850,000	1	$3,298,608	3	$1,391,314
			$3,900,000	2	$91,903	4
Royalty/license receivable	30,845						30,845
Accounts receivable, net	—	287,990			47,972	3	240,018
Accounts receivable - related party	—	346,844			346,844	3	—
Inventory	—	225,792					225,792
Prepaid expenses and other current assets	—	12,635					12,635

Total Current Assets	49,004	886,927	4,750,000		3,785,327		1,900,604

Property and equipment, net	—	866,587					866,587
Intangibles, at cost	389,647				389,647	1	—
Cost in excess of assets acquired		—	3,857,229	3			3,857,229
Other assets		81,755					81,755

Total Assets	$438,651	$1,835,269	$8,607,229		$4,174,974		$6,706,175

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	1,645,958	—	1,645,958	5			—
Note payable	5,000	—	—		1,428,000	3	1,433,000
Accounts payable	483,280	448,297	161,903	4			369,674
			400,000	6

Loan payable - shareholder	214,940		214,940	5			—
Debt Due to Related Party		232,000	232,000	3			—
Accrued Management Fee to Related Party		655,561	655,561	3			—
Advances by Related Parties		595,335	595,335	3			—
Deferred Revenue		96,581	—				96,581
Accrued expenses and other liabilities	843,590	26,198	73,000	1			657,002
			139,786	5
Accrued payroll taxes	545,607	—	—				545,607

Total Current Liabilities	3,738,375	2,053,972	4,118,483		1,428,000		3,101,864

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred stock					3,900,000	2	3,900,000
Common stock	4,541	—			1,675	5	6,616
					400	6
Member’s Contributions	—	2,572,650	2,572,650	3			—
Paid in capital	8,254,816	—			1,999,009	5	10,783,425
					399,600	6
					130,000	4
Accumulated deficit	(11,559,083)	(2,791,353)	60,000	4	2,791,353	3	(11,085,730)
					533,353	1

Total Stockholders’ Equity	(3,299,726)	(218,703)	2,632,650		9,755,390		3,604,311
Total Liabilities and
Stockholders’ Equity	$438,651	$1,835,269	$6,751,133		$11,183,390		$6,706,175

NOTES TO PRO FORMA COMBINED BALANCE SHEET

May 31, 2007

(Unaudited)

(1)	Reflects the sale of intangible assets by AHFP in August 2007.
(2)	Reflects the sale of preferred stock by AHFP.
(3)

Reflects the acquisition of Artisanal by AHFP and the recording as intangible assets the excess of the purchase price of the common stock and the other direct costs incurred by AHFP over the assets acquired and liabilities assumed in the transaction.

The following table sets forth the preliminary allocation of the purchase price:

Total purchase price	$4,498,608
Less assets acquired:
Accounts receivable	(287,008)
Inventory	(203,475)
Other current assets	(35,175)
Long - term assets	(861,237)

Total tangible assets acquired	(1,386,895)

Liabilities assumed	745,516

Cost in excess of net tangible assets acquired	$3,857,229

(4)	Reflects the settlement of outstanding obligations of AHFP for cash and common stock.
(5)	Reflects the settlement of outstanding obligations of AHFP for cash and common stock.
(6)	Reflects the settlement of outstanding obligations of AHFP for cash and common stock.

Pro Forma Combined Statement of Operations
Year ended May 31, 2007
(Unaudited)

	AHFP	Artisanal	Pro Forma Adjustments	Notes (1)	Combined
Revenue	$245,660	$6,079,251			$6,324,911
Cost of goods sold	—	3,643,779			3,643,779

Gross profit	245,660	2,435,472	—		2,681,132
Operating expenses (income)					—
Selling, general and administrative expenses	424,329	3,019,801	(618,681)	1	2,825,449
Depreciation		148,572	120,000	2	268,572
Operating income (loss)	(178,669)	(732,901)	498,681		(412,889)
Interest expense, net	(185,764)	(34,162)	185,764	3	(25,000)
			34,162	4
			(25,000)	5
Other income (expense), net		63,840	—		63,840

Income (loss) before income taxes	(364,433)	(703,223)	693,607		(374,049)
Provision for income taxes	—	—	—		—

Net loss before preferred dividend	(364,433)	(703,223)	693,607		(374,049)
Preferred dividends	—	—	468,000	6	468,000

Net loss available to common shareholders	(364,433)	(703,223)	225,607		(842,049)

Basic net income (loss) per share	$(0.09)				$(0.13)

Basic weighted average shares outstanding	4,082,224		2,241,194	7	6,323,418

Diluted net income (loss) per share	$(0.09)				$(0.13)

Diluted weighted average shares outstanding	4,082,224				6,323,418

NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED MAY 31, 2007

(Unaudited)

(1)	Reflects the reduction in management fees paid to a related party since the acquisition did not contemplate payment of any management fees.
(2)	Reflects an estimate of amortization of intangible assets acquired in the acquisition of Artisanal.
(3)	Reflects reduction of interest expense for debt converted to equity or repaid by AHFP at the close of the transaction.
(4)	Reflects reduction of interest expense for debt converted to equity or repaid by Artisanal at the close of the transaction
(5)	Reflects interest expense on new debt incurred for the acquisition.
(6)	Reflects accrual of preferred dividend on new preferred stock sold to finance the acquisition.
(7)
Reflects additional common shares issued in satisfaction of liabilities as part of the transaction. Shares to be issued on conversion of preferred stock are not included because they would be anti-dilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Home Food Products, Inc.

DATE: December 21, 2007	/s/ Daniel Dowe
Chairman and Chief Executive Officer